UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 20, 2017
Date of Report (Date of earliest event reported)

GRIPEVINE, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-19663	35-2511643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1282A Cornwall Road Oakville, Ontario Canada	L6J 7W51
(Address of principal executive offices)	(Zip Code)

(855) 474-7384
Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

Designation of Series A Preferred Stock

Effective October 31, 2016, the Board of Directors of Gripevine, Inc., a Nevada corporation (the "Corporation") and the majority shareholders of the Company, approved an amendment to the articles of incorporation to increase the authorized capital structure of the Corporation to three hundred million (300,000,000) shares of common stock, par value $0.001, and twenty million (20,000,000) shares of preferred stock, $0.001 par value (the “Amendment”), which was previously disclosed in a filing in a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2016. The Amendment was filed with the Secretary of State of Nevada on November 4, 2016 increasing the authorized capital to 300,000,000 shares of common stock and 20,000,000 shares of preferred stock (the "Preferred Shares").

On April 20, 2017, the Corporation filed a Designation of Series A preferred stock with the Nevada Secretary of State creating 1,000,000 shares of Series A preferred stock at $0.001 par value (the “Designation”). The Designation provides for certain rights and preferences as follows:

(a) The initial price of each share of Series A Preferred Stock shall be $0.001.

(b) The price of each share of Series A Preferred Stock may be changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board, or through a resolution passed at an Action Without Meeting of the unanimous Board.

(c) Upon approval by the Board of Directors the Corporation may elect to pay an annual dividend. The annual percentage of such dividend will be established by the Board of Directors upon the performance of the Corporation. If elected to pay such dividends, the Board of Directors may elect to make such dividends payable in the form of shares of common stock rather than a cash dividend.

(d) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series A Preferred Stock, the holders of the Series A Preferred Stock shall be entitled to receive in cash out of the asset of the Corporation, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of common stock, the sum of $0.001 per share.

Notwithstanding the above, in the event of any acquisition of the Corporation or its assets, either through a merger or share exchange, by way of cash and/or shares, the holder of the shares of Series A Preferred Stock shall receive Twenty Percent (20%) of the aggregate valuation of such merger or share exchange in the form of cash and/or shares, before any distributions are made to shareholders of any other class (the “Merger Acquisition Right”). The Merger Acquisition Right may be assigned by the holder of the Series A Preferred Stock upon notice to the Corporation of such assignment.

(e) The holder of the Series A Preferred Stock shall at their option convert each share of Series A Preferred Stock into one hundred shares of common stock (a one for one hundred basis). Promptly upon conversion, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of common stock issuable to the holder pursuant to the holder’s conversion of Series A Preferred Shares in accordance with the provisions of this Section. The stock certificate(s) evidencing the common stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act, and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation. The common stock shall be issued in the same name as the person who is the holder of the Series A Preferred Stock unless, in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificate(s) of common stock are so registered shall be treated as a holder of shares of common stock of the Corporation on the date the common stock certificate(s) are so issued. All shares of common stock delivered upon conversion of the Series A Preferred Shares as provided herein shall be duly and validly issued and fully paid and non-assessable. Effective as of the Conversion Date, such converted Series A Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of common stock issuable upon such conversion.

2

(f) Shares of Series A Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of common shares after the reverse split as would have been equal to the Conversion Rate established prior to the reverse split.

(g) The Corporation may by providing a five day notice to the holder of the Series A Preferred Shares redeem such Series A Preferred Shares at a redemption price of $0.001 (the "Notice of Redemption"). In the event of receipt of the Notice of Redemption by the holder of the Series A Preferred Shares, the holder shall have five business days from date of receipt to convert into shares of common stock in accordance with the above.

(h) Each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast 200 votes for each Series A Preferred Stock held of record.

(i) The shares of Series A Preferred Stock may be assigned or transferred by the holder thereof in whole or in part.

The foregoing is a summary description of the rights and preferences of the Series A Preferred Stock and does not purport to be complete and is qualified in its entirety by reference to the Designation of Series A Preferred Stock which is filed hereto as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference herein.

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The Board of Directors authorized the issuance of the 1,000,000 shares of Series A Preferred Stock to its sole executive officer and member of the Board of Directors, Richard Hue, based upon recognition of the outstanding services, leadership and innovative business operational strategies provided by Mr. Hue and his continuous dedication and loyalty to the Corporation, including undertaking of the development of the technology from inception.

The shares of Series A Preferred Stock carry certain rights and preferences, including voting rights consisting of two hundred votes for each one shares of Series A Preferred Stock. The shares of Series A Preferred Stock are convertible into shares of common stock on a one-for-one hundred basis, i.e. one share of Series A Preferred Stock for one hundred shares of common stock.

The 1,000,000 shares of Series A Preferred Stock were issued at a per share price of $0.001. The shares of Series A Preferred Stock were issued to Mr. Hue as a non-U.S. resident in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). Neither the shares of Series A Preferred Stock nor the underlying shares of common stock hve been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. Mr. Hue acknowledged that the securities to be issued have not been registered under the Securities Act, that he understood the economic risk of an investment in the securities, and that he had the opportunity to ask questions of and receive answers from the Corporation’s management concerning any and all matters related to acquisition of the securities.

3

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

3.2	Designation of Series A Preferred Stock filed with the Nevada Secretary of State on April 20, 2017.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIPEVINE, INC.

Date: May 9, 2017	By:	/s/ Richard Hue
	Name:	Richard Hue
	Title:	President/Chief Executive Officer

5